EXHIBIT 10.8


                                                                       EXECUTION



                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                            MIRACOR DIAGNOSTICS, INC.


                                       AND


                             WOODRIDGE OPEN MRI, LLC

                                TABLE OF CONTENTS


ARTICLE I   DEFINITIONS.......................................................1

ARTICLE II  PURCHASE AND SALE OF ASSETS.......................................2
   2.1        Purchase and Sale...............................................2
   2.2        Assets..........................................................2
   2.3        Consideration...................................................2
   2.4        Excluded Assets.................................................3
   2.5        Excluded Liabilities............................................3
   2.6        The Closing.....................................................3

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER.........................4
   3.1        Organization, Power and Authority...............................4
   3.2        Good Title to and Condition of the Assets.......................4
   3.3        Licenses of Seller..............................................4
   3.4        Taxes...........................................................4
   3.5        Insurance.......................................................4
   3.6        Consents........................................................4

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................5
   4.1        Organization, Power and Authority...............................5
   4.2        Due Authorization; Binding Obligation...........................5
   4.3        Consents........................................................5

ARTICLE V  ADDITIONAL COVENANTS AND AGREEMENTS................................5
   5.1        Access to Records...............................................5
   5.2        Accounts Receivable.............................................6
   5.3        Release.........................................................6
   5.4        Escrow Agreement................................................6

ARTICLE VI  CONDITIONS TO THE OBLIGATIONS OF PURCHASER........................6
   6.1        Accuracy of Representations and Warranties and
                Compliance with Obligations...................................6
   6.2        Corporate Certificate of Seller.................................6
   6.3        Receipt of Necessary Consents...................................6
   6.4        Assignment and Assumption Agreement.............................6

ARTICLE VII  CONDITIONS TO OBLIGATIONS OF SELLER..............................7
   7.1        Accuracy of Representations and Warranties and
                Compliance with Obligations...................................7
   7.2        Receipt of Release..............................................7
   7.3        Corporate Certificate of Purchaser..............................7
   7.4        Assignment and Assumption Agreement.............................7

ARTICLE VIII  SURVIVAL OF TERMS; INDEMNIFICATION..............................7
   8.1        Survival........................................................7
   8.2        Indemnification by Seller.......................................7

                               Table of Contents
                               -----------------
                                  (continued)

                                                                            Page
                                                                            ----

   8.3        Indemnification by Purchaser....................................8
   8.4        Indemnification Procedure.......................................8

ARTICLE IX  MISCELLANEOUS.....................................................8
   9.1        Further Assurances..............................................8
   9.2        Brokers' Commission.............................................9
   9.3        Amendment and Modification......................................9
   9.4        Binding Effect..................................................9
   9.5        Entire Agreement................................................9
   9.6        Headings; Counterparts..........................................9
   9.7        Notices.........................................................9
   9.8        Governing Law..................................................10
   9.9        Expenses.......................................................10
   9.10       Waiver.........................................................10
   9.11       Severability...................................................10
   9.12       Publicity......................................................10
   9.13       No Third Party Rights..........................................10
   9.14       Prevailing Party...............................................10
   9.15       Consent to Jurisdiction; Service of Process....................11


Exhibits
--------
Exhibit A         Escrow Agreement

Schedules
---------
2.2               Assets
2.3               Assumed Liabilities
2.4               Excluded Assets
3.2               Good Title to and Condition of the Assets
6.3               Consents

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (this "Agreement") dated January 18, 2002, by and between Miracor Diagnostics, Inc., a Utah corporation (the "Purchaser") and Woodridge Open MRI, LLC, a Delaware limited liability company (the "Seller").

                                    RECITALS

         A. The Seller operates a diagnostic imaging business located at 7530 S. Woodward, Woodridge, Illinois 60517 (the "Business") and owns the assets used in the operation of the Business.

         B. The Purchaser desires to purchase from the Seller, and the Seller desires to sell, convey, transfer, assign and deliver to Purchaser, the "Assets" (as later defined and more fully described below), on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties and covenants and subject to the conditions contained in this Agreement, the Parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement, including, without limitation, the Schedules hereto, the following defined terms shall have the meanings set forth below. All Article and Section numbers and Schedule references used herein refer to the Articles and Sections of this Agreement and the Schedules attached hereto (or to be attached in accordance with the terms of the Agreement), unless otherwise specifically described:

         "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America, any state of the United States of America or any political subdivision thereof, or any agency, board, bureau, department or commission of any of the foregoing.

         "KNOWLEDGE OF SELLER" shall mean the actual knowledge of Seller, and/or any executive or manager of Seller. The Seller shall be deemed to have notice of any legal process or official notice delivered to, or served on, Seller.

         "LIENS" shall mean any and all liens, security interests, mortgages, pledges, claims, conditional sales contracts, title defects, encumbrances, agreements or options to buy or sell or other rights of third parties.

         "MATERIAL ADVERSE EFFECT" shall mean any adverse change in the financial condition, assets, business, prospects, or results of operations of Seller that is material to the Business taken as a whole.

         "PARTIES" shall mean Purchaser and Seller.

         "PARTY" shall mean Purchaser, on the one hand, and Seller, on the other hand, as appropriate given the context.

         "PERSON" shall mean any individual, corporation (including, without limitation, any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, estate, any trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or governmental body.

         "THREATENED" shall mean any demand, statement, notice or other communication made or given verbally or in writing of a claim, proceeding, investigation, dispute, action or other matter that might lead a reasonable Person to conclude that there is a possibility that such claim, proceeding, investigation, dispute, action or other matter might be asserted, commenced, taken or otherwise pursued in the future.

         "TAX" or "TAXES" shall mean any federal, state, local or foreign tax, including but not limited to, income, capital, franchise, severance, gross receipts, value added, sales, use, excise, real and personal property, occupancy, stamp, transfer, payroll, unemployment insurance, social security and Medicare, disability, workers' compensation, customs, withholding or other tax, duty or similar governmental charge or any deposit required to be made thereof or with respect thereto, including all interest and penalties thereon and additions thereto.

         "TRANSACTIONS" shall mean the transactions contemplated by the Agreement.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

         2.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 2.6), Seller shall sell, transfer, convey, assign and deliver to Purchaser, and the Purchaser shall purchase and accept delivery of, the Assets (other than the Excluded Assets), free and clear of all Liens other than the Assumed Liabilities (as defined in Section 2.3), and Purchaser shall so purchase and acquire the Assets from Seller.

         2.2 ASSETS. "Assets" shall mean all rights, title and interest in and to the assets, properties and rights of Seller in and to the assets listed on
SCHEDULE 2.2.

         2.3 CONSIDERATION. In consideration for the purchase of the Assets, Purchaser shall assume and discharge the Assumed Liabilities. At the Closing, Purchaser shall assume, and thereafter shall pay, perform, satisfy or otherwise discharge when due, all of the duties, liabilities and obligations of Seller as of the Closing that are specifically identified in SCHEDULE 2.3. The duties, liabilities and obligations to be assumed, satisfied or performed by Seller pursuant to this Section 2.3 are sometimes herein collectively referred to as the "Assumed Liabilities." At the Closing, Purchaser shall deliver to Seller an assumption and assignment agreement in form and substance reasonably acceptable to Seller, pursuant to which Purchaser agrees to assume and fully discharge the Assumed Liabilities.

         2.4 EXCLUDED ASSETS. The Assets shall not include the Excluded Assets. "Excluded Assets" shall mean those assets described on SCHEDULE 2.4, including, all cash, cash equivalents and accounts receivables as described in Section 5.2.

         2.5 EXCLUDED LIABILITIES. Purchaser shall not assume any of the Excluded Liabilities. "Excluded Liabilities" shall mean all liabilities and obligations of Seller, whether accrued, absolute, contingent or otherwise (except the Assumed Liabilities) and, without limiting the generality of the foregoing, Purchaser shall be under no obligation, and shall not be deemed, to assume any obligation or liability of Seller for the following:

                  (a) any liability with respect to any life, health, accident, disability or any other "employee welfare benefit plan," as such term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any pension, profit sharing, stock bonus, deferred compensation, retirement, bonus or other "employee pension benefit plan," as defined in Section 3(2) of ERISA, maintained, or to which contributions have been made, by Seller or any predecessor or any corporation which is a controlled group or corporations of which Seller are a member, as defined in Section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or any trade or business (whether or not incorporated) under common control with Seller, as defined in Section 414(c) of the Code, or any affiliated service group aggregated with Seller under Section 414(m) of the Code;

                  (b) Taxes accrued and/or due and owing, penalties, fines or levies due for periods prior to the Closing Date and federal income or capital gains taxes or state or local income or franchise Taxes, together with any interest, assessments and penalties thereon relating to periods on or prior to the Closing Date;

                  (c) any tort liability to third parties, criminal fines and/or penalties, workers' compensation claim or claim by any employee of Seller or any other claim or legal or equitable action against Seller based on any acts, omissions or facts occurring or arising on or prior to the Closing with respect to the foregoing; and

                  (d) with respect to wages, salaries, bonuses, commissions, sick pay, vacation or holiday pay, overtime or other employee benefits of any kind and independent contractor benefits relating to periods on and prior to the Closing.

         2.6 THE CLOSING. The Closing of the Transactions shall take place on such date when the Escrow Agreement is terminated pursuant to its terms. A copy of the Escrow Agreement is attached hereto as EXHIBIT "A". The date on which the Closing shall actually occur is referred to herein as the "Closing Date."

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller makes the following representations, warranties and covenants, each of which is relied upon by Purchaser in consummating the Transactions, regardless of any investigation made or information obtained by Purchaser:

         3.1 ORGANIZATION, POWER AND AUTHORITY. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified in each other jurisdiction in which the conduct of its business or the ownership of the assets requires such qualification. Seller has full corporate power and authority (a) to enter into this Agreement and to sell, assign, transfer and deliver the Assets to Purchaser as provided in this Agreement and to assign and transfer the Assumed Liabilities; and (b) to perform the other Transactions.

         3.2 GOOD TITLE TO AND CONDITION OF THE ASSETS. Seller has good and marketable title to all of the Assets, free and clear of all Liens, except those set forth in SCHEDULE 3.2 (which, other than the Assumed Liabilities, shall be satisfied and discharged in full on or prior to the Closing).

         3.3 LICENSES OF SELLER. Seller is the authorized and legal holder of all the licenses and permits for the Business, the failure of which to possess would have a Material Adverse Effect on the Assets.

         3.4 TAXES. All federal, state and local Tax returns and reports required to be filed by Seller with respect to the Business have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns and reports are required to be filed, which returns and reports were and will be true and correct for the period for which they were filed. All Taxes payable by Seller with respect to the Business on or prior to the Closing Date have been paid when due or are being validly contested by Seller and adequate reserves therefor have been set aside. There are no unpaid Taxes which are or could become a Lien on the Assets. No Tax Liens have been filed against the Assets. To the Knowledge of Seller, there are no audits pending or Threatened with respect to Seller with any Governmental Authority. All Taxes that Seller is or was legally required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority.

         3.5 INSURANCE. Seller has maintained and is maintaining with financially responsible insurance companies insurance with respect to Seller's Assets insuring Seller against such casualties and contingencies and of such types and amounts as are reasonably adequate for the size and scope of the Business. Seller has received no notification from any insurance carrier denying or disputing any claim made by Seller, denying or disputing any coverage for any claim, denying or disputing the amount of any claim, or regarding the possible cancellation of such policies. All premiums due on such policies have been paid, and the aggregate amount of all claims under such policies do not exceed policy limits. Seller has given notice to the insurers of all claims that may be insured thereunder.

         3.6 CONSENTS. No consent or approval of any public body or other Governmental Authority and no consents, approvals or waivers from other parties, in each such case whether with respect to the contracts, agreements or licenses or other instruments to be assumed by Purchaser or operation of the Business, are required to be obtained by Seller as a result of the transfer of the Assets contemplated by this Agreement.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  In order to induce Seller to enter into this Agreement and to consummate the Transactions, Purchaser represents and warrants:

         4.1 ORGANIZATION, POWER AND AUTHORITY. Purchaser is a corporation duly organized and validly existing under the laws of the State of Utah, with full corporate power and authority to enter into this Agreement and perform its obligations under this Agreement.

         4.2 DUE AUTHORIZATION; BINDING OBLIGATION. The execution, delivery and performance of this Agreement and all other agreements contemplated by this Agreement and the consummation of the Transactions and such other agreements have been duly authorized by all necessary corporate actions of Purchaser. This Agreement has been duly executed and delivered by Purchaser and is the valid and binding obligation of Purchaser enforceable in accordance with its terms, subject as to enforceability only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally. Neither the execution and delivery of this Agreement nor the consummation of the Transactions will conflict with or violate any provision of the Articles of Incorporation or Bylaws of Purchaser, or of any law, ordinance or regulation or any decree or order of any court or administrative or other Governmental Authority which is either applicable to, binding upon or enforceable against Purchaser.

         4.3 CONSENTS. No consent or approval of any public body or other Governmental Authority and no consents, approvals or waivers from other parties, in each such case whether with respect to the contracts, agreements, licenses or other instruments to be assumed by Purchaser or operation of the Business, are required to be obtained by Purchaser as a result of the transfer of the Assets contemplated by this Agreement.

                                   ARTICLE V
                       ADDITIONAL COVENANTS AND AGREEMENTS

         5.1 ACCESS TO RECORDS. The Purchaser shall preserve for a period of at least one (1) year after the Closing Date all original documents evidencing any contracts and commitments transferred to it by the Seller, and all other original books, files, papers, records and other data received by the Purchaser from the Seller, in a usual, regular and ordinary manner consistent with past practices of Purchaser. The Purchaser shall, subject to such reasonable limitations as may be necessary to protect the Purchaser's proprietary information, at the Seller's sole expense and on reasonable prior notice to the Purchaser, afford to the Seller, its officers, manager, counsel, accountants and other representatives reasonable access during normal business hours to examine, inspect and copy any books, records and original documents of the Seller to the extent necessary in order for the Seller to comply with or respond to any audit, investigation, or other governmental investigation or inquiry.

         5.2 ACCOUNTS RECEIVABLE. After Closing, to the extent that any accounts receivables are collected and received by Purchaser for services provided by Seller (the "Accounts"), Purchaser will immediately remit such amounts due in connection with the Accounts to Seller. For a period of one (1) year after the Closing Date, Seller shall have the right to supervise, review and provide oversight with respect to the collection of such Accounts. The Purchaser agrees and covenants to undertake all acts necessary to allow Seller to institute or direct the collection of the Accounts (including providing Seller with financial information) in conformance with the provisions of this Section.

         5.3 RELEASE. At the Closing, Seller shall have received a release from DVI Financial Services Inc. releasing all claims or liabilities of any nature against Seller under the Master Equipment Lease between DVI Financial Services, Inc. and the Seller dated March 27, 2000 (the "Lease") and releasing Don S. Harvey, William A. Sanger and BIDON Medical Imaging, LLC from their guaranties under the Lease (the "Release"). Purchaser shall cooperate and use commercial best efforts in assisting Seller with obtaining the Release.

         5.4 ESCROW AGREEMENT. At Closing, the Parties shall join and enter into that certain Escrow Agreement, a form of which is attached hereto as EXHIBIT "A".

                                   ARTICLE VI
                   CONDITIONS TO THE OBLIGATIONS OF PURCHASER

         The obligation of Purchaser to consummate the Transactions shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all respects on the date of this Agreement and on the Closing Date. Seller and shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing and shall have satisfied each of the conditions set forth in this Article VI at or prior to the Closing.

         6.2 CORPORATE CERTIFICATE OF SELLER. Seller shall have delivered to Purchaser (a) copies of its Certificate of Formation and Limited Liability Company Agreement as in effect immediately prior to the date hereof; (b) copies of resolution adopted by the Manager of Seller authorizing the Transactions contemplated by this Agreement; and (c) a certificate shall have been delivered to Purchaser attaching copies of resolutions adopted by the manager of Seller authorizing the Transactions, certified as of the date hereof by a secretary or assistant secretary of Seller.

         6.3 RECEIPT OF NECESSARY CONSENTS. Except as set forth on SCHEDULE 6.3, all consents, waivers and estoppel letters (with respect to all Leases), authorizations or approvals of third parties with respect to any of the Transactions shall have been obtained and confirmed by written evidence reasonably satisfactory to Purchaser.

         6.4 ASSIGNMENT AND ASSUMPTION AGREEMENT. Seller shall have duly executed and delivered to Purchaser the assignment and assumption agreement as set forth in Section 2.3.

                                  ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF SELLER

         The obligations of Seller to consummate the Transactions shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all respects at the date of this Agreement. Purchaser shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing and shall have satisfied each of the conditions set forth in this Article VII at or prior to the Closing.

         7.2 RECEIPT OF RELEASE. Seller shall have received the Release as specified in Section 5.3.

         7.3 CORPORATE CERTIFICATE OF PURCHASER. Purchaser shall have delivered to Seller (a) copies of its Articles of Incorporation and Bylaws as in effect immediately prior to Closing; (b) copies of resolutions adopted by the Board of Directors of Purchaser authorizing the Transactions contemplated by this Agreement; and (c) a Certificate of Good Standing of Purchaser issued by the Secretary of State of the State of Utah.

         7.4 ASSIGNMENT AND ASSUMPTION AGREEMENT. Purchaser shall have duly executed and delivered to Seller the assignment and assumption agreement as set forth in Section 2.3.

                                  ARTICLE VIII
                       SURVIVAL OF TERMS; INDEMNIFICATION

         8.1 SURVIVAL. All respective representations and warranties made by Seller and Purchaser in this Agreement, the Schedules hereto, or in any document or instrument executed and delivered pursuant hereto shall survive the Closing Date hereunder for a period of one (1) year from the Closing Date, provided that the representations and warranties made by Seller and Purchaser in Sections 3.1, 3.4, 3.6, 4.1, 4.2 and 4.3 shall survive for the respective statutes of limitations.

         8.2 INDEMNIFICATION BY SELLER. Seller hereby agrees to indemnify and hold Purchaser harmless from and against all liability, loss, damage or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any investigation or suit related thereto) incurred or suffered by Purchaser arising from (a) any misrepresentation or breach of any covenant or warranty of Seller contained in this Agreement or the Schedules hereto, or any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Seller hereunder; (b) the assertion by any taxing authority against the Assets or any liability for taxes, assessments, fees, charges, additions to tax, interest or penalties, federal, state, local, foreign or other relating to the Assets for a period or event, prior to and through the Closing Date, or the imposition of any Lien (other than the Assumed Liabilities) arising therefrom against the Assets or which attach thereto; (c) any claims asserted by third parties prior to, at or after the Closing against Purchaser relating to the operation by Seller of its business prior to the date hereof; or (d) any claim for or relating to a debt, obligation or liability of

Seller which is not specifically assumed by Purchaser; PROVIDED, HOWEVER, that except on account of fraud, in no event shall the indemnification liability of Seller exceed in the aggregate One Hundred Thousand Dollars ($100,000.00).

         8.3 INDEMNIFICATION BY PURCHASER. Purchaser hereby agrees to indemnify and hold Seller harmless from and against all liability, loss, damage or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any investigation or suit related thereto) incurred or suffered by Seller arising from (a) any misrepresentation or breach of any covenant or warranty of Purchaser contained in this Agreement or the Schedules hereto, or any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Purchaser hereunder; and (b) the Assumed Liabilities.

         8.4 INDEMNIFICATION PROCEDURE.

                  (a) Any Party entitled to indemnification hereunder (the "Indemnified Party") shall notify the Party obliged to indemnify (the "Indemnifying Party") promptly after it becomes aware of any suit, claim, action, proceeding, arbitration or investigation (each, an "Action") as to which indemnity may be sought. In the event that the Indemnifying Party acknowledges in writing its indemnification obligation with respect to any such Action, the Indemnifying Party shall be entitled, at its expense, to control the defense of such Action; PROVIDED, HOWEVER, that the Indemnified Party may also participate in such defense at its own expense.

                  (b) The failure of the Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of any obligation under this Article VIII only if and to the extent that such failure materially prejudices the ability of the Indemnifying Party to defend such action.

                  (c) In the defense of any Action, regardless of who is in control thereof, the controlling party shall not, except with the prior written consent of the non-controlling party, consent to entry of any judgment or enter into any settlement, which consent of the non-controlling party will not be unreasonably withheld provided such judgment or settlement includes as an unconditional term thereof giving by the claimant or plaintiff to the non-controlling party of a release from liability with respect to such claim or litigation.

                  (d) In the defense of any Action, regardless of who is in control thereof, the Indemnifying Party and the Indemnified Party shall cooperate fully with each other, and shall cause their legal counsel, accountants and affiliates to do so, and shall make available to the other party all relevant books, records and information (in such Party's control) during normal business hours and shall furnish to each other such other assistance as the other Party may reasonably require in connection with such defense.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 FURTHER ASSURANCES. After the Closing, upon the reasonable request of the other, each Party shall execute and deliver all further documents and instruments and shall take such other steps as may be reasonably necessary to effectuate the Transactions.

         9.2 BROKERS' COMMISSION. Each of the Parties represents and warrants to the other that such Party has dealt with no broker or finder in connection with any of the Transactions, and, insofar as such Party knows, no broker or other Person is entitled to any commission or finder's fee in connection with any of these Transactions.

         9.3 AMENDMENT AND MODIFICATION. This Agreement may only be amended by written instrument signed by the Parties hereto.

         9.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns, heirs, beneficiaries, estates, executors and personal representatives.

         9.5 ENTIRE AGREEMENT. This Agreement and the Schedules attached hereto constitute the entire agreement of the Parties with respect to the sale of the Assets and the other Transactions, and supersede all prior understandings, agreements and oral representations and warranties of the Parties with respect to the subject matter of this Agreement.

         9.6 HEADINGS; COUNTERPARTS. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery hereof.

         9.7 NOTICES. Any notice, request, information or other document to be given hereunder to any of the Parties by any other Party shall be in writing (including telecopy and telegraphic communication) and shall be (as elected by the Person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to:

         If to Purchaser
         addressed to:              Miracor Diagnostics, Inc.
                                    9191 Towne Centre Drive, Suite 400
                                    San Diego, CA 92122
                                    Attn:  Robert Muehlberg, President

         With copy to:              Robert E. Meshel, P.C.
                                    c/o Wright, Robinson
                                    44 Montgomery Street, Suite 1800
                                    San Francisco, CA 94104
                                    Attn:  Robert E. Meshel, Esq.

         If to Seller
         addressed to:              Woodridge Open MRI, LLC
                                    105 S. Narcissus
                                    West Palm Beach, FL 33437
                                    Attn:  Philip Heckendorn

         With copy to:              Hunton & Williams
                                    Barclays Financial Center
                                    1111 Brickell Avenue, Suite 2500
                                    Miami, Florida 33131
                                    Attn:  Albert Hernandez, Esq.

Any Party may change the address to which notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving notice.

         9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereunder.

         9.9 EXPENSES. Except as otherwise provided in this Agreement, all legal, accounting and other costs and expenses incurred in connection with this Agreement and Transactions shall be paid by the Party incurring the expenses; provided, however, that Purchaser shall pay all transfer taxes (if applicable) with respect to the Assets.

         9.10 WAIVER. Any Party to this Agreement may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall be in writing and signed by an officer of the waiving party, as appropriate. No such waiver shall operate or be construed as a waiver of any subsequent act or omission of the Parties.

         9.11 SEVERABILITY. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

         9.12 PUBLICITY. Other than disclosures required by law, no press release or other public announcement related to this Agreement or the Transactions shall be issued by any Party without the prior written approval of the other Party.

         9.13 NO THIRD PARTY RIGHTS. The provisions of this Agreement are for the exclusive benefit of the Parties hereto and no other party (including, without limitation, any creditor of any of the Parties) shall have any right or claim against the Parties by reason of those provisions or be entitled to enforce any of those provisions against the Parties.

         9.14 PREVAILING PARTY. If either Purchaser, on the one hand, or Seller, on the other hand, commences an action against the other to interpret or enforce any of the terms of this Agreement hereto or as a result of a breach by the other Party of any terms hereof, the nonprevailing Party shall pay to the prevailing Party's reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action (including at any appellate level).

         9.15 CONSENT TO JURISDICTION; SERVICE OF PROCESS. Seller and Purchaser hereby irrevocably submit to the jurisdiction of the state or federal courts located in DuPage County, Illinois, in connection with any suit, action or other proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     MIRACOR DIAGNOSTICS, INC.


                                     By:    ____________________________________
                                            Name: ______________________________
                                            Title:______________________________



                                     WOODRIDGE OPEN MRI, LLC


                                     By:    Bidon Medical Imaging, LLC,
                                            a Florida limited liability company

                                            By:_________________________________
                                            Name:    Don S. Harvey
                                            Title:   Managing Member

                                   EXHIBIT "A"

                                Escrow Agreement
                                ----------------

                                  SCHEDULE 2.2

                                     Assets
                                     ------


DVI Equipment Lease by and between DVI Financial Services, Inc. and Woodridge Open MRI, LLC, dated March 27, 2000.

See attached list.

                                  SCHEDULE 2.3

                               Assumed Liabilities
                               -------------------


DVI Equipment Lease by and between DVI Financial Services, Inc. and Woodridge Open MRI, LLC, dated March 27, 2000.

                                  SCHEDULE 2.4

                                 Excluded Assets
                                 ---------------


All Assets of Seller (other than listed on Schedule 2.2), including without limitation cash, cash equivalents and accounts receivables of Seller.

                                  SCHEDULE 3.2

                    Good Title to and Condition of the Assets
                    -----------------------------------------


DVI Equipment Lease by and between DVI Financial Services, Inc. and Woodridge Open MRI, LLC, dated March 27, 2000.

                                  SCHEDULE 6.3

                                    Consents
                                    --------


DVI Financial Services, Inc.